EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated May 14, 2008, in Amendment No. 2 to the Registration Statement (File No. 333-150215) and related prospectus of Advisor's Disciplined Trust 255.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
May 14, 2008